Law Offices of William B. Barnett
                                   Letterhead

                                October 25, 2000
Roex, Inc.
2081 Business Center Drive, Suite 185
Irvine, CA 92612


Re:   Roex, Inc.
      Registration Statement on Form SB-2
      File No. 333-92299


Gentlemen:

           We are acting as counsel to Roex, Inc., a California corporation (the "Company"), in connection with the preparation of a Registration Statement on Form SB-2 (File No. 333-92299) filed with the Securities and Exchange Commission on December 8, 1999 (the "Registration Statement"), related to a proposed offering by the Company to the public of a maximum of 1,000,000 shares of the Company's Common Stock, no par value (the "Common Stock"), and the Representative's Warrant to purchase 90,000 shares of Common Stock (the "Representative's Warrant") and the 90,000 shares of Common Stock issuable upon exercise of the Representative's Warrant.

           In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

           1. The Company is a corporation duly organized and validly existing under the laws of the State of California;

           2. The Common Stock and the Representative's Warrant, when issued pursuant to and in accordance with the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and nonassessable; and

           3. The shares of Common Stock, when issued upon exercise of the Representative's Warrant in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.

This opinion is conditioned upon the Registration Statement being declared effective and upon compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

                                              Very truly yours,

                                              /s/  William B. Barnett
                                              ---------------------------------
                                              LAW OFFICES OF WILLIAM B. BARNETT